Exhibit 99.1

N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

May 19, 2015

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2015 THIRD QUARTER
RESULTS AND PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER

Palm Beach Gardens, Florida, May 19, 2015 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the third quarter ended April 25, 2015.

The Company reported:

•
Contract revenues of $492.4 million for the quarter ended April 25, 2015, compared to $426.3 million for the quarter ended April 26, 2014. Contract revenues for the quarter ended April 25, 2015 grew 13.4% on an organic basis after excluding revenues from acquired businesses that were not owned for the full period in both the current and the prior year periods. Total revenues from acquired businesses were $8.9 million for the quarter ended April 25, 2015.

•	Adjusted EBITDA - Non-GAAP of $63.0 million, or 12.8% of revenue, for the quarter ended April 25, 2015, compared to $39.6 million, or 9.3% of revenue, for the quarter ended April 26, 2014.

•	Net income of $20.3 million, or $0.58 per common share diluted, for the quarter ended April 25, 2015, compared to $7.9 million, or $0.23 per common share, for the quarter ended April 26, 2014.

The Company also reported:

•
Contract revenues of $1.444 billion for the nine months ended April 25, 2015, compared to $1.330 billion for the nine months ended April 26, 2014. Contract revenues for the nine months ended April 25, 2015 grew 6.4% on an organic basis after excluding revenues from acquired businesses that were not owned for the full period in both the current and the prior year periods. Total revenues from acquired businesses were $28.6 million for the nine months ended April 25, 2015.

•	Adjusted EBITDA - Non-GAAP of $177.0 million, or 12.3% of revenue, for the nine months ended April 25, 2015 compared to $130.9 million, or 9.8% of revenue, for the nine months ended April 26, 2014.

•
Net income of $50.5 million, or $1.44 per common share diluted, for the nine months ended April 25, 2015 compared to $23.5 million, or $0.68 per common share diluted, for the nine months ended April 26, 2014.

The Company also announced its outlook for the fourth quarter of fiscal 2015. The Company currently expects total revenue for the fourth quarter of fiscal 2015 to range from $550 million to $570 million and diluted earnings per share to range from $0.74 to $0.82.

The Company has defined Adjusted EBITDA - Non-GAAP as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. See the accompanying table which presents a reconciliation of GAAP to Non-GAAP financial information.

May 19, 2015

A conference call to review the Company’s results will be hosted at 9:00 a.m. (ET), Wednesday, May 20, 2015; call (800) 230-1085 (United States) or (612) 288-0337 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call, along with related materials, will be available at http://www.dycomind.com under the heading “Events.” The conference call materials will be available at approximately 7:00 a.m. (ET) on May 20, 2015. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the conference call materials will be available at http://www.dycomind.com until Friday, June 19, 2015.
For additional detail on selected financial information including organic revenue, customer metrics, and certain other selected financial data and Non-GAAP measures, please refer to the Trend Schedule on Dycom’s website at http://www.dycomind.com in the Investor Center. The Trend Schedule will be available at approximately 7:00 a.m. (ET) on May 20, 2015.

Dycom is a leading provider of specialty contracting services throughout the United States and in Canada. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that the presentation of certain Non-GAAP financial measures in this press release provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period with the Company’s performance in the comparable prior-year period. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Fiscal 2015 third quarter results are preliminary and are unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in our Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS January 24, 2015 and July 26, 2014 Unaudited

	April 25, 2015	July 26, 2014
ASSETS	(Dollars in thousands)
Current assets:
Cash and equivalents	$22,542	$20,672
Accounts receivable, net	265,772	272,741
Costs and estimated earnings in excess of billings	247,979	230,569
Inventories	45,205	49,095
Deferred tax assets, net	19,278	19,932
Other current assets	20,112	12,727
Total current assets	620,888	605,736

Property and equipment, net	226,328	205,413
Goodwill	269,465	269,088
Intangible assets, net	110,031	116,116
Other	30,404	16,001
Total non-current assets	636,228	606,618
Total assets	$1,257,116	$1,212,354

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$64,463	$63,318
Current portion of debt	—	10,938
Billings in excess of costs and estimated earnings	14,271	13,882
Accrued insurance claims	38,036	32,260
Other accrued liabilities	78,224	76,134
Total current liabilities	194,994	196,532

Long-term debt	446,692	446,863
Accrued insurance claims	39,487	33,782
Deferred tax liabilities, net non-current	48,815	45,361
Other liabilities	4,942	4,882
Total liabilities	734,930	727,420

Total stockholders' equity	522,186	484,934
Total liabilities and stockholders' equity	$1,257,116	$1,212,354

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Unaudited

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	April 25, 2015	April 26, 2014	April 25, 2015	April 26, 2014
	(Dollars in thousands, except per share amounts)

Contract revenues	$492,363	$426,284	$1,443,833	$1,329,522

Costs of earned revenues, excluding depreciation and amortization	388,239	350,352	1,147,136	1,087,824
General and administrative expenses (a)	44,707	39,162	131,218	120,799
Depreciation and amortization	23,985	22,726	70,179	69,713
Total	456,931	412,240	1,348,533	1,278,336

Interest expense, net	(6,646)	(6,563)	(20,126)	(20,249)
Other income, net	3,471	5,593	7,001	8,200
Income before income taxes	32,257	13,074	82,175	39,137

Provision for income taxes	11,999	5,179	31,678	15,649

Net income	$20,258	$7,895	$50,497	$23,488

Earnings per common share:

Basic earnings per common share	$0.59	$0.23	$1.48	$0.70

Diluted earnings per common share	$0.58	$0.23	$1.44	$0.68

Shares used in computing earnings per common share:
Basic	34,107,262	33,860,832	34,081,381	33,707,957

Diluted	35,028,956	34,763,035	35,091,644	34,767,400

(a) Includes stock-based compensation expense of $3.2 million and $2.7 million for the three months ended April 25, 2015 and
April 26, 2014, respectively, and $10.8 million and $9.7 million for the nine months ended April 25, 2015 and April 26, 2014, respectively.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited

The below table presents the reconciliation of GAAP contract revenues to Non-GAAP contract revenues and the percentages of growth of GAAP and Non-GAAP contract revenues.

	Contract Revenues - GAAP	Revenues from acquired businesses (a)	Contract Revenues - Non-GAAP	% Growth - GAAP	% Growth - Non-GAAP
Three Months Ended April 25,2015	$492,363	$(8,919)	$483,444	15.5%	13.4%

Three Months Ended April 26, 2014	$426,284	$—	$426,284

Nine Months Ended April 25, 2015	$1,443,833	$(28,560)	$1,415,273	8.6%	6.4%

Nine Months Ended April 26, 2014	$1,329,522	$—	$1,329,522

(a) Amounts for the three and nine months ended April 25, 2015 represent revenues from businesses acquired during the fourth quarter of fiscal 2014 and the first quarter of fiscal 2015.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION (CONTINUED) Unaudited

The below table presents the Non-GAAP financial measure of Adjusted EBITDA for the three and nine months ended April 25, 2015 and April 26, 2014 and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure.

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	April 25, 2015	April 26, 2014	April 25, 2015	April 26, 2014
	(Dollars in thousands)
Reconciliation of net income to Adjusted EBITDA - Non-GAAP:
Net income	$20,258	$7,895	$50,497	$23,488
Interest expense, net	6,646	6,563	20,126	20,249
Provision for income taxes	11,999	5,179	31,678	15,649
Depreciation and amortization expense	23,985	22,726	70,179	69,713
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	62,888	42,363	172,480	129,099
Gain on sale of fixed assets	(3,067)	(5,469)	(6,249)	(7,904)
Stock-based compensation expense	3,219	2,671	10,773	9,721
Adjusted EBITDA - Non-GAAP	$63,040	$39,565	$177,004	$130,916